UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2025
Sprinklr, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40528	45-4771485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 9th Avenue 12th Floor New York, New York		10001
(Address of principal executive offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (917) 933-7800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common stock, par value $0.00003 per share	CXM	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02    Results of Operations and Financial Condition.
On September 3, 2025, Sprinklr, Inc. (the “Company”) issued a press release announcing, among other things, its financial results for the second quarter ended July 31, 2025. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 3, 2025, the Company announced that Manish Sarin, the Company’s Chief Financial Officer, principal financial officer and principal accounting officer, will leave the Company on September 19, 2025 (the “Transition Date”). Mr. Sarin has advised the Company that his departure is not related to any disagreement with the Company on any matter related to the operations, policies, or practices of the Company.
In connection with Mr. Sarin’s transition, the Company expects to enter into a transition, separation and release of claims agreement (the “Separation Agreement”) with Mr. Sarin, pursuant to which Mr. Sarin will remain with the Company through the Transition Date (such period, the “Transition Period”). Pursuant to the Separation Agreement, during the Transition Period, Mr. Sarin will continue to be paid at his current base salary rate and will remain eligible to participate in the Company’s benefit plans pursuant to the terms of those plans. At the end of the Transition Period, Mr. Sarin will receive severance benefits consistent with the Company’s Executive Severance and Change in Control Plan, as amended from time to time. Mr. Sarin also will continue to be subject to customary continuing obligations post-employment, such as his obligations of confidentiality and to abide by applicable restrictive covenants.
The foregoing description of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Separation Agreement, a copy of which the Company expects to file with its Quarterly Report on Form 10-Q for the quarter ending October 31, 2025, and upon filing will be incorporated herein by reference.
In connection with Mr. Sarin’s departure, on September 2, 2025, the Board designated Rory Read, the Company’s President and Chief Executive Officer and principal executive officer, as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer on an interim basis, effective as of the Transition Date. The Company has initiated a search for a permanent Chief Financial Officer.
The biography for Mr. Read is contained in the Company’s definitive proxy statement, filed with the U.S. Securities and Exchange Commission on May 2, 2025. There is no arrangement or understanding between Mr. Read and any other person pursuant to which he was selected as the Company’s principal financial officer and principal accounting officer, and there is no family relationship between Mr. Read and any of the Company’s other executive officers or directors. There are no transactions between Mr. Read and the Company that would be required to be reported under Item 404(a) of Regulation S-K. Mr. Read is not receiving any additional compensation for his interim role as the Company’s Chief Financial Officer.

Item 7.01 Regulation FD Disclosure.
On September 3, 2025, the Company issued a press release announcing the appointment of Scott Millard as the Company’s Chief Revenue Officer, effective as of September 22, 2025. A copy of the press release is furnished herewith as Exhibit 99.2 and incorporated herein by reference.
The information set forth under Items 2.02 and 7.01 of this Current Report, including Exhibits 99.1 and 99.2 attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibits
99.1	Press release, dated September 3, 2025
99.2	Press release, dated September 3, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2025	Sprinklr, Inc.

	By:	/s/ Jacob Scott
Jacob Scott
General Counsel & Corporate Secretary